UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Advisors Series Trust
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(Name of Registrant As Specified In Its Charter)

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VIVALDI ORINDA HEDGED EQUITY FUND
(Formerly, Orinda Skyview Multi-Manager Hedged Equity Fund)

A SERIES OF ADVISORS SERIES TRUST
615 EAST MICHIGAN STREET
MILWAUKEE, WI 53202

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 8, 2015

This Notice presents only an overview of the more complete Information Statement that is available to you on the Internet relating to the Vivaldi Orinda Hedged Equity Fund (formerly, Orinda SkyView Multi-Manager Hedged Equity Fund) (the “Fund”), a series of Advisors Series Trust (the “Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

The Fund and the Trust have made the following material available for view:

Information Statement

The Information Statement details a change in sub-adviser to the Fund.  Specifically, at a meeting held March 11-13, 2015, the Board of Trustees of the Trust (the “Board of Trustees”) approved a new investment sub-advisory agreement on behalf of the Fund between Orinda Asset Management, LLC (“Orinda”), the investment adviser to the Fund, and Kortright Capital Partners, L.P..

Orinda and the Trust operate pursuant to an exemptive order (the “Manager of Managers Order”) received from the U.S. Securities and Exchange Commission.  This Manager of Managers Order permits Orinda to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Trustees who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the parties to the agreement, without obtaining shareholder approval.  The Manager of Managers Order requires that this Information Statement be provided to you.

By sending you this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing you a copy.  You may print and view the full Information Statement on the Fund’s website at http://orindamanagement.com/mutual-funds/downloads/ until at least September 6, 2015.  You may request a paper or email copy of the Information Statement, free of charge, by contacting the Fund in writing at Vivaldi Orinda Hedged Equity Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or by calling (toll-free) 1-855-467-4632 by September 6, 2015.  If you do not request a paper or email copy by this date, you may not otherwise receive a copy.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

Vivaldi Orinda Hedged Equity Fund
(formerly, Orinda SkyView Multi-Manager Hedged Equity Fund)

Advisors Series Trust
615 East Michigan Street
Milwaukee, WI 53202

INFORMATION STATEMENT

NOTICE OF SUB-ADVISER EVENT

A Notice of Internet Availability of this Information Statement is being mailed on or about June 8, 2015 to shareholders of record as of May 29, 2015 (the “Record Date”).  This Information Statement is being provided to shareholders of the Vivaldi Orinda Hedged Equity Fund (the “Fund”) (formerly, Orinda SkyView Multi-Manager Hedged Equity Fund), a series of Advisors Series Trust, 615 East Michigan St., Milwaukee, WI 53202 (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust and the investment adviser to the Fund, Orinda Asset Management, LLC (“Orinda” or the “Adviser”), received from the U.S. Securities and Exchange Commission (the “SEC”).  Under the Manager of Managers Order, the Adviser may, subject to the Trust’s Board of Trustee’s (the “Board”) approval, enter into or materially amend sub-advisory agreements without approval of the Fund’s shareholders, provided that an Information Statement (or a Notice of Internet Availability of Information Statement) is sent to shareholders of the Fund.

This Information Statement is being sent to the shareholders of the Fund to provide them with information about a new investment sub-advisory agreement between Orinda and Kortright Capital Partners, L.P. (“Kortright”), as a sub-adviser for the Fund effective March 13, 2015.  Hereinafter, Kortright may also be referred to as the “Sub-Adviser.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:
This Information Statement is available at http://orindamanagement.com/mutual-fund/downloads/.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
NOT TO SEND US A PROXY.

The Fund will bear the expenses incurred with printing, mailing and filing this Information Statement.  One Notice of Internet Availability of this Information Statement will be delivered to shareholders sharing the same address unless the Fund has received contrary instructions from the shareholders.

YOU MAY OBTAIN A COPY OF THE FUND’S MOST RECENT ANNUAL OR SEMI-ANNUAL REPORTS TO SHAREHOLDERS, FREE OF CHARGE, BY WRITING TO VIVALDI ORINDA HEDGED EQUITY FUND, C/O U.S. BANCORP FUND SERVICES, LLC, P.O. BOX 701, MILWAUKEE, WI 53201 OR CALLING 1-855-467-4632 (855-4ORINDA)

THE ADVISER AND ITS ADVISORY AGREEMENT

Orinda Asset Management, LLC, located at 4 Orinda Way, Suite 150-A, Orinda, CA 94563, serves as investment adviser to the Vivaldi Orinda Hedged Equity Fund (the “Fund”), a series of the Trust.

The Adviser entered into an Investment Advisory Agreement (the “Advisory Agreement”) with the Trust dated March 29, 2011, as amended on March 16, 2012, June 27, 2013, September 19, 2013 and October 20, 2014, to serve as the investment adviser to the Fund.  The Advisory Agreement was submitted to a vote of, and approved by, the initial shareholders of the Fund on March 29, 2011.  After its initial two-year period, the Advisory Agreement continues in effect from year to year only if such continuance is specifically approved at least annually by the Board or by a vote of a majority of a Fund’s outstanding voting securities and, in either case, by a majority of Trustees who are not parties to the Advisory Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Advisory Agreement.  The Advisory Agreement is terminable without penalty by the Trust on behalf of a Fund upon sixty (60) days’ written notice to the Adviser, and by the Adviser upon sixty (60) days’ written notice to the Fund, and will automatically terminate in the event of its “assignment,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).  The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for an error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for a Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligation and duties thereunder.  As compensation for its services, the Adviser receives a management fee from each of the Funds based on the net assets of each Fund and, from this management fee the Adviser pays sub-advisers a sub-advisory fee.  Under the Advisory Agreement, the Adviser monitors the performance of sub-advisers on an ongoing basis.  Factors the Adviser considers with respect to each sub-adviser include, among others:

•	the qualifications of the sub-adviser’s investment personnel,
•	the sub-adviser’s investment philosophy and process, and
•	the sub-adviser’s long-term performance results.

Each sub-adviser serves pursuant to a separate sub-advisory agreement under which the sub-adviser manages the portion of the investment portfolio allocated to it by the Adviser, and provides related compliance and record-keeping services.

BOARD APPROVAL AND EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT WITH KORTRIGHT

At a regular meeting of the Trust’s Board held March 11-13, 2015, the Board members present, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) (“Independent Trustees”), unanimously approved a sub-advisory agreement with Kortright for the Vivaldi Orinda Hedged Equity Fund (the “Sub-Advisory Agreement”).  The terms and conditions of the Sub-Advisory Agreement with Kortright are similar in all material respects to the terms and conditions of the Fund’s sub-advisory agreements with its other sub-advisers.  The fees payable to Kortright under its Sub-Advisory Agreement do not result in an increase in the Fund’s advisory fee levels previously approved by the Fund’s initial shareholders, as set forth herein.

The full Board, which includes a majority of Independent Trustees, took into consideration, among other things, the nature, extent and quality of the services to be provided by the Sub-Adviser under the Sub-Advisory Agreement.  The Board considered the Sub-Adviser’s specific responsibilities in all aspects of day-to-day management of the Fund.  In this regard, the Board considered the specific roles and responsibilities of the Advisor in providing overall management and oversight for the Fund and ultimate responsibility for the selection of sub-advisers and in assuring that the sub-advisers appropriately implement the investment mandate of the Fund.

The Board noted that Sub-Advisor’s fees would be paid entirely by the Advisor so that no additional expenses would be borne by shareholders for the engagement of the sub-adviser.  The Board considered the scope and quality of services to be provided by the Sub-Adviser, including the fact that the Sub-Adviser pays the costs of all necessary investment and management facilities necessary for the efficient conduct of its services.  The Board also considered the qualifications, experience and responsibilities of the portfolio managers responsible for managing the Sub-Adviser’s portion of the Fund.  The Board further took into account that later in the meeting, at the recommendation of the Adviser, the Board would be asked to consider the termination of two existing sub-advisers to the Fund and the Sub-Adviser’s services were intended, in part, to replace the services of the sub-advisers that were recommended for termination by the Adviser.  The Board further considered comparative fees and performance data of other comparable portfolios managed by the Sub-Adviser.  Based on these considerations, the Board was satisfied, with respect to the Sub-Adviser and the Fund that (1) the Fund was reasonably likely to benefit from the nature, quality and extent of the Sub-Adviser’s services and (2) the Sub-Adviser’s compensation was fair and reasonable.

The Board considered the qualifications, experience and responsibilities of the portfolio managers, as well as the responsibilities of other key personnel of the Sub-Adviser that would be involved in the day-to-day activities of the Fund.  The Board also considered the resources and compliance structure of the Sub-Adviser, including information regarding the compliance program, chief compliance officer and the Sub-Adviser’s compliance record and business continuity plan.  After discussion, the Board concluded that the Sub-Adviser has the quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the Sub-Advisory Agreement and that the nature, overall quality, cost and extent of such management services will be satisfactory.

The Trustees then discussed the expected costs of the services to be provided by the Sub-Adviser and the structure and level of the Sub-Adviser’s fees under the Sub-Advisory Agreement.  In reviewing the sub-advisory fee, the Board was mindful that the sub-advisory fee was paid by the Adviser out of its advisory fee and not directly by the Fund and that the fee rate was the result of arms-length negotiation between the Adviser and the Sub-Adviser.

The Board reviewed the Sub-Adviser’s financial information and took into account both the expected direct benefits and the indirect benefits to the Sub-Adviser from advising the Fund.  The Board considered any additional benefits that may be derived by the Sub-Adviser from its relationship with the Fund.  After such review, the Board determined that the Sub-Adviser had sufficient resources to support the services it provides to the Fund.

In considering the Sub-Advisory Agreement, no single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement; rather, the Board based their determination on the total mix of information available to them.  Based on a consideration of all the factors in their totality, the Trustees determined that the sub-advisory arrangement with the Sub-Adviser, including the sub-advisory fee, was fair and reasonable to the Fund.  The Board, including a majority of the Independent Trustees, therefore determined that the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

INFORMATION REGARDING THE INVESTMENT SUB-ADVISORY AGREEMENT

Under the Sub-Advisory Agreement with the Sub-Adviser, the Sub-Adviser will, subject to the direction and control of the Adviser and the Board of Trustees and in accordance with the investment objective and policies of the Fund and applicable laws and regulations, make investment decisions with respect to the purchases and sales of portfolio securities and other assets for a designated portion of the Fund’s assets.  The Sub-Advisory Agreement with the Sub-Adviser provides that it will remain in effect for its initial two-year term and thereafter so long as the Board of Trustees, or a majority of the outstanding voting securities of the Fund, and in either event by a vote of a majority of the Independent Trustees, specifically approves its continuance at least annually.  The Sub-Advisory Agreement with the Sub-Adviser may be terminated by the Board or by a vote of a majority of the outstanding voting securities of the Fund, on behalf of the Fund at any time, with or without cause, without the payment of any penalty.  The Sub-Advisory Agreement may be terminated by the Adviser, with or without cause, without the payment of any penalty, upon thirty (30) days’ written notice to the Fund and the Sub-Adviser, and may be terminated by the Sub-Adviser with or without cause, upon ninety (90) days’ written notice to the Fund and the Adviser.  The Sub-Advisory Agreement with the Sub-Adviser terminates automatically in the event of an “assignment,” as defined in the 1940 Act.

Under the Sub-Advisory Agreement with the Sub-Adviser, the Sub-Adviser’s fee is based on the assets that the Sub-Adviser is responsible for managing and is paid by the Adviser out of the management fee it receives from the Fund and is not an additional charge to the Fund.  The fee the Sub-Adviser receives is included in the Adviser’s management fee.

For its services under the Advisory Agreement with the Trust, the Adviser receives a management fee from the Fund, computed daily and payable monthly, of 1.75% of the Fund’s average net assets.  The Adviser pays the Sub-Adviser a fee out of its management fee that is based on a percentage of the average daily net assets managed by the Sub-Adviser.  For the fiscal year indicated below, the following fees, as both a percentage of the Fund’s average daily net assets and total dollar amount, were paid to the sub-advisers (excluding amounts paid to SkyView Investment Advisors, LLC, the former lead sub-adviser to the Fund):

Fiscal Year Ended February 28, 2015
Percentage of average daily net assets	0.80%
Aggregate dollar amount	$854,600

The Adviser has contractually committed indefinitely to waive its advisory fee or reimburse Fund expenses to the extent necessary to maintain the net operating expense ratio, excluding acquired fund fees and expenses, interest, taxes, interest and dividends on securities sold short and extraordinary expenses, of the Fund at 2.45% for Class A shares and 2.15% for Class I shares.

INFORMATION REGARDING THE FUND

The Fund attempts to generate enhanced risk-adjusted returns by allocating its assets among a carefully chosen group of experienced hedged equity managers who will serve as sub-advisers (“Fund Sub-Advisers”) to the Fund and who will employ various complementary long/short equity investment strategies.

Under normal market conditions, the Fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities.  The types of equity securities in which the Fund generally invests include common stocks, preferred stocks, rights, warrants, convertibles, partnership interests, other investment companies, including exchange-traded funds (“ETFs”), and American Depositary Receipts (“ADRs”) and other similar investments, including European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”).  The Fund may invest up to 25% of its net assets in securities purchased on foreign exchanges, which does not include ADRs, EDRs and GDRs.  There is no limitation on the Fund’s ability to invest in ADRs, EDRs and GDRs and therefore the Fund’s exposure to foreign securities may be greater than 25% of the Fund’s net assets.  The Fund may invest up to 10% of its net assets (out of the 25% which may be invested in foreign securities) in foreign securities of issuers located in emerging markets.  The Fund may also invest up to 15% of its net assets in fixed income securities, including sovereign debt, corporate bonds, exchange-traded notes (“ETNs”) and debt issued by the U.S. Government and its agencies.  Such fixed income investments may include high-yield or “junk” bonds and generally range in maturity from 2 to 10 years.  The Fund may invest up to 10% of its net assets in currencies and forward currency contracts and may also invest without limit in the securities of small- and medium-sized issuers.  The Fund may utilize leverage of no more than 10% of the Fund’s total assets as part of the portfolio management process.  From time to time, the Fund may invest a significant portion of its assets in the securities of companies in the same sector of the market.  The Fund may also invest up to 20% of its net assets in derivatives including futures, options, swaps and forward foreign currency contracts.  These instruments may be used to modify or hedge the Fund’s exposure to a particular investment market related risk, as well as to manage the volatility of the Fund.  Derivative instruments based upon the equity securities described above are considered equity securities for the purposes of the Fund’s 80% investment restriction.

Each Fund Sub-Adviser is allocated a portion of the Fund’s assets to invest.  The Fund Sub-Advisers invest in the securities described above based upon their belief that the securities have a strong appreciation potential (long investing, or actually owning a security) or potential to decline in value (short investing, or borrowing a security from a broker and selling it, with the understanding that it must later be bought back (hopefully at a lower price) and returned to the broker).  Each Fund Sub-Adviser has complete discretion to invest its portion of the Fund’s assets as it deems appropriate, based on its particular philosophy, style, strategies and views.  While each Fund Sub-Adviser is subject to the oversight of the Adviser, the Adviser does not attempt to coordinate or manage the day-to-day investments of the Fund Sub-Advisers.  In engaging Sub-Advisers to manage the Fund, the Adviser looks to select Fund Sub-Advisers who employ complementary long/short equity investment strategies.

The Fund sells (or closes a position in) a security when a Fund Sub-Adviser determines that a particular security has achieved its investment expectations or the reasons for maintaining that position are no longer valid, including: (1) if the Fund Sub-Adviser’s view of the business fundamentals or management of the underlying company changes; (2) if a more attractive investment opportunity is found; (3) if general market conditions trigger a change in the Fund Sub-Adviser’s assessment criteria; or (4) for other portfolio management reasons.

INFORMATION REGARDING KORTRIGHT

Kortright Capital Partners, L.P., 399 Park Avenue, 38th Floor, New York, NY 10022, is an SEC-registered investment advisory firm founded in 2010 that primarily manages pooled investment vehicles.  Kortright seeks to generate superior risk adjusted returns with limited market exposure while applying a fundamental research process and an event driven investment framework.

Mr. Matthew B. Taylor is the Chief Investment Officer and Co-Managing Partner of Kortright.  Prior to forming Kortright and sponsoring a private fund managed by Kortright, Mr. Taylor was a portfolio manager at Barclays where he managed proprietary capital through long/short equity trading and investment strategies.  Prior to Barclays, Mr. Taylor spent five years at Och-Ziff Capital Management (“Och-Ziff”) where he was a Managing Director and oversaw the firm’s investment activity in the industrial and basic materials sectors.  Prior to Och-Ziff, Mr. Taylor was an investment professional at Quadrangle Capital Partners, a media and telecom focused private investment firm.  Prior to Quadrangle, Mr. Taylor was an investment banker at Donaldson, Lufkin & Jenrette.  Mr. Taylor graduated magna cum laude with a degree in Economics from Princeton University.

Mr. Ty J. Popplewell is Head of Research and Co-Managing Partner of Kortright.  Prior to joining Kortright, he was a Vice President at Barclays where he helped manage proprietary capital through long/short equity trading and investment strategies.  Prior to joining Barclays, Mr. Popplewell spent three years at Och-Ziff.  At Och-Ziff, Mr. Popplewell was a Senior Analyst covering the industrial and basic material sectors.  Prior to joining Och-Ziff, Mr. Popplewell was an investment banker at Goldman, Sachs & Co.  Mr. Popplewell graduated summa cum laude with a degree in both Finance and Accounting from Texas A&M University.

Other Investment Companies Advised or Sub-Advised by Kortright.  Kortright currently does not act as investment adviser or investment sub-adviser to any registered investment companies (mutual funds) having similar investment objectives and policies to those of the Fund.

BROKERAGE COMMISSIONS

For the fiscal year ended February 28, 2015, the Fund did not pay brokerage commissions to any affiliated broker.

ADDITIONAL INFORMATION ABOUT THE FUND

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator of the Fund.

PRINCIPAL UNDERWRITER

Quasar Distributors, LLC, a subsidiary of U.S. Bancorp, located at 615 East Michigan, 4th Floor, Milwaukee, WI 53202, serves as the principal underwriter and distributor of the Fund.

TRANSFER AGENT

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, provides transfer agency services to the Fund.

CUSTODIAN

U.S. Bank N.A., Custody Operations, located at 1555 N. River Center Drive, Suite 302 Milwaukee, WI  53212 provides custody services for the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual and semi-annual report are available on request, without charge, by writing to the Vivaldi Orinda Hedged Equity Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).

RECORD OF BENEFICIAL OWNERSHIP

A principal shareholder is any person who owns of record or beneficially 5% or more of the outstanding shares of the Fund.  A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control.  Shareholders with a controlling interest could affect the outcome of voting or the direction of management of the Fund.  For each control person listed that is a company, the jurisdiction under the laws of which the company is organized (if applicable) and the company’s parent entity are listed.  As of the Record Date, the following shareholders were considered to be either a control person or principal shareholder of the Fund:

Class A

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations P.O. Box 509046 San Diego, CA 92150-9046	LPL Holdings, Inc.	CA	45.60%	Record
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	33.83%	Record
Pershing LLC PO Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	8.61%	Record

Class I

Name and Address	Parent Company	Jurisdiction	% of Ownership	Type of Ownership
National Financial Services, LLC FBO Various Clients 200 Liberty Street New York, NY 10281	Fidelity Global Brokerage Group, Inc.	DE	34.96%	Record
Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	N/A	N/A	22.95%	Record
Charles Schwab & Co. FBO Customers 211 Main Street San Francisco, CA 94105-1905	N/A	N/A	17.05%	Record
TD Ameritrade Inc. For the Exclusive Benefit of Our Clients P.O. Box 2226 Omaha, NE 68103-2226	N/A	N/A	13.11%	Record
LPL Financial FBO Customer Accounts Attn Mutual Fund Operations P.O. Box 509046 San Diego, CA 92150-9046	N/A	N/A	8.61%	Record

As of the date of this Information Statement, to the best of the knowledge of the Trust, the Board members and officers of the Trust as a group did not own any of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year.  Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

DELIVERY OF SHAREHOLDER DOCUMENTS

Only one copy of the Notice of Internet Availability of this Information Statement and other documents related to the Fund, such as annual reports, proxy materials, quarterly statements, etc. is being delivered to multiple shareholders sharing an address, unless the Trust has received contrary instructions by contacting the Fund in writing at Vivaldi Orinda Hedged Equity Fund c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI or calling 1-855-467-4632 (855-4ORINDA).